FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207567-01

From: CANTOR CMBS SYNDICAT CANTOR FITZGERALD (CANTOR, FITZGERALD L)

At: Jan 4 2016 11:20:46

CFCRE 2016-C3 - NEW ISSUE CMBS

$604.174MM NEW ISSUE CMBS **PUBLIC OFFERING**

JOINT BOOKRUNNERS & CO-LEAD MANAGERS: CANTOR FITZGERALD & SOCIETE GENERALE

CO-MANAGERS: CASTLE OAK, CITIGROUP & GOLDMAN SACHS RATING AGENCIES: FITCH, KBRA & MOODY'S

**PUBLIC OFFERED CERTIFICATES**

CLASS	RATING (F/K/M)	SIZE ($MM)	C/E	WAL	LTV	DY
A-1	AAA/AAA/Aaa	29.088	30.000%	2.84	43.0%	14.1%
ASB	AAA/AAA/Aaa	40.514	30.000%	7.32	43.0%	14.1%
A-2	AAA/AAA/Aaa	200.000	30.000%	9.73	43.0%	14.1%
A-3	AAA/AAA/Aaa	222.884	30.000%	9.86	43.0%	14.1%
A-M	AAA/AAA/Aa2	36.057	24.875%	9.87	46.1%	13.2%
B	AA-/AA-/A1	37.815	19.500%	9.89	49.4%	12.3%
C	A-/A-/NR	37.816	14.125%	9.95	52.7%	11.5%

**PRIVATE CERTIFICATES**
D	BBB-/BBB-/NR	41.334	8.250%	9.95	56.3%	10.8%

COLLATERAL SUMMARY

CUT-OFF DATE BALANCE:	$703,551,602
NUMBER OF LOANS:	38
NUMBER OF PROPERTIES:	67
WA CUT-OFF LTV:	61.4%
WA BALLOON LTV:	54.8%
WA U/W NCF DSCR:	1.65x
WA U/W NOI DEBT YIELD:	9.9%
WA MORTGAGE RATE:	4.7926%
TOP TEN LOANS %:	56.2%
WA REM TERM TO MATURITY (MOS):	119
WA REM AMORTIZATION TERM (MOS):	353
WA SEASONING (MOS):	1

LOAN SELLERS:	CCRE (74.1%), SG (16.2%), LIG (9.7%)

PROPERTY TYPES:	RETAIL (34.3%), OFFICE (28.8%), MULTIFAMILY (13.0%), INDUSTRIAL (7.2%), MIXED-USE (5.7%), SELF-STORAGE (5.7%), HOSPITALITY (5.1%), MANUFACTURED HOUSING COMMUNITY (0.3%)

TOP 5 STATES:	CA (29.8%), NY (11.4%), TX (10.3%), GA (9.2%), SD (7.1%)

MASTER SERVICER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
SPECIAL SERVICER:	CWCAPITAL ASSET MANAGEMENT LLC
OPERATING ADVISOR:	PARK BRIDGE LENDER SERVICES LLC
DIRECTING HOLDER:	SEER CAPITAL PARTNERS MASTER FUND L.P.
TRUSTEE:	WILMINGTON TRUST, NATIONAL ASSOCIATION

ANTICIPATED TIMING:
TERM SHEET & ANNEX A-1:	ATTACHED
RED:	TOMORROW (1/5)
THIRD PARTY SYSTEMS:

LATE TODAY (1/4) OR TOMORROW (1/5) INVESTOR MEETINGS AVAILABLE UPON REQUEST

(CONTACT SALES COVERAGE) PRE-RECORDED INVESTOR CALL: TOMORROW (1/5) PRE-SALE REPORTS: TODAY (1/4) OR

TOMORROW (1/5) ANTICIPATED PRICING: AFTER CREFC ANTICIPATED SETTLEMENT: 1/28

ROADSHOW:
HARTFORD, BREAKFAST:	WED (1/6) @ 8:30 AM ET, MAX'S DOWNTOWN
BOSTON, LUNCH:	WED (1/6) @ 12:00 PM ET, THE PALM
MINNEAPOLIS, BREAKFAST:	THUR (1/7) 2 7:30 AM CT, THE MARQUETTE HOTEL
MEETINGS/CALLS:	UPON REQUEST